UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2011

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Westpark Drive, Suite T-900

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Metrics for 2011 Annual Incentive Bonuses for Named Executive Officers

On May 6, 2011, the Compensation Committee of the Board of Directors of Sunrise Senior Living, Inc. (the “Company”) approved the performance metrics for 2011 annual incentive bonuses for its named executive officers, Mark S. Ordan, Chief Executive Officer, Gregory Neeb, Chief Investment and Administrative Officer, C. Marc Richards, Chief Financial Officer and David Haddock, General Counsel and Secretary.

The performance metrics for 2011 consist of two components:

Adjusted EBITDA

•

an “adjusted EBITDA” performance measure with the following threshold, target and maximum annual incentive bonus payouts depending on achievement of specified threshold, target and maximum levels of adjusted EBITDA (with no amounts payable if threshold performance is not achieved and payout amounts interpolated on a straight line basis if actual adjusted EBITDA falls between the specified adjusted EBITDA amounts for threshold and target achievement or between target and maximum achievement):

	Estimated 2011 Annual Incentive Bonus Payouts ($)
	Adjusted EBITDA Achievement at Threshold (50% of Target)	Adjusted EBITDA Achievement at Target (100% of Target)(1)	Adjusted EBITDA Achievement at Maximum (200% of Target for Mr. Ordan and 150% of Target for Other Named Executive Officers)(2)
Mr. Ordan	$487,500	$975,000	$1,950,000
Mr. Neeb	$225,000	$450,000	$675,000
Mr. Richards	$132,750	$265,500	$398,250
Mr. Haddock	$175,000	$350,000	$525,000

(1)	Represents the target bonus opportunity for 2011 set forth in the executive officer’s employment agreement (150% of base salary for Mr. Ordan, 100% of base salary for Messrs. Neeb and Haddock and $265,500 for Mr. Richards reflecting his target annual bonus of 50% of his $235,000 annual base salary during the portion of 2011 during which he served as chief accounting officer and a target annual bonus of 100% of his $300,000 annual salary for the balance of 2011 during which he is serving as chief financial officer, pro-rated).

(2)	Represents the maximum target bonus opportunity for 2011 expressed as a percent of base salary (300% for Mr. Ordan and 150% for Mr. Neeb and Mr. Haddock ) set forth in the employment agreements for Messrs. Ordan, Neeb and Haddock and 150% of Mr. Richards’ target bonus amount.

; subject to

Discretionary Adjustment

•

a discretionary adjustment of -100% to +25% after the adjusted EBITDA payout amounts are calculated based on the Company’s performance, as determined by the Compensation Committee, against budgeted occupancy levels, budgeted community revenue growth, budgeted community net operating income, budgeted general and administrative expenses (total and recurring), peer shareholder returns and an assessment by the Compensation Committee of the fulfillment of the Company’s mission and standards of care, which factors the Company believes are critical to its 2011 operations.

For purposes of the adjusted EBITDA performance measure, “EBITDA” is net income (loss) attributable to common shareholders but excludes depreciation and amortization, interest income, interest expense and (provision for) benefit from income taxes.

“Adjusted EBITDA” further excludes other items of income and expense that are primarily non-cash items or of a non-recurring nature. Any incremental adjusted EBITDA from the acquisition of real estate or venture interests that was not contemplated in arriving at the specified adjusted EBITDA targets for 2011 will be excluded from the final calculation of adjusted EBITDA in determining the threshold/ target/maximum payout. However, the incremental recurring cash flow (to be determined by arriving at net income per generally accepted accounting principles and excluding depreciation and amortization expense) from unbudgeted acquisitions will be added to the final adjusted EBITDA computation.

Design of Long-Term Equity Incentive Plan Awards for 2011-2013

On May 6, 2011, the Compensation Committee also approved the design for long-term equity incentive plan awards for 2011-2013 for the Company’s named executive officers under the Company’s 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”).

The awards would be in the form of performance units allocated 25% in 2011, 25% in 2012 and 50% in 2013, with the number of performance units vesting each year at threshold (50% of target), target (100% of target) and maximum (200% of target for Messrs. Ordan and Neeb and 150% of target for Messrs. Richards and Haddock) based solely on the achievement of specified threshold, target and maximum adjusted EBITDA levels for that year (with no performance units vesting if threshold performance is not achieved for that year) and subject to the executive officer remaining employed by the Company through the third anniversary of the date of grant. Each performance unit would represent the right to receive one share of Company common stock. The adjusted EBITDA threshold, target and maximum goals for 2011 will be the same as the adjusted EBITDA goals for determining annual incentive bonuses for 2011 for the named executive officers, as described above. In order to qualify as “performance-based”

compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, the adjusted EBITDA goals for 2012 and 2013 will be set by the Compensation Committee within the first 90 days of 2012 and 2013.

The threshold, target and maximum number of performance units that could be earned by any named executive officer in any one year would equal the dollar amounts shown in the table below divided by the fair market value (as determined under the Company’s 2008 Plan) of a share of Company common stock on the date the Compensation Committee takes action to grant the performance units (with the number of performance units earned for any year to be interpolated on a straight line basis if actual adjusted EBITDA falls between the specified adjusted EBITDA amounts for threshold and target achievement or between target and maximum achievement). For 2011-2013, the target amount shown in the table in the aggregate equals 200% of Mr. Ordan’s base salary of $650,000 for 2011, 150% of Messrs. Neeb’s and Haddock’s base salaries of $450,000 and $350,000, respectively, for 2011 and 150% of Mr. Richards’ base salary as chief financial officer of $300,000 for 2011. Maximum equals 200% of target for Messrs. Ordan and Neeb and 150% of target for Messrs. Richards and Haddock. Threshold equals 50% of target for each of the executive officers. Delivery of any earned shares would generally be deferred until the third anniversary of the date of grant.

		2011-2013 Performance Units ($)(1)
		Adjusted EBITDA Achievement at Threshold (50% of Target)	Adjusted EBITDA Achievement at Target (100% of Target))	Adjusted EBITDA Achievement at Maximum(2)
Mr. Ordan	2011	$162,500	$325,000	$650,000
	2012	$162,500	$325,000	$650,000
	2013	$325,000	$650,000	$1,300,000
Mr. Neeb	2011	$84,375	$168,750	$325,000
	2012	$84,375	$168,750	$325,000
	2013	$168,750	$337,500	$650,000
Mr. Richards	2011	$56,250	$112,500	$168,750
	2012	$56,250	$112,500	$168,750
	2013	$112,500	$225,000	$337,500
Mr. Haddock	2011	$65,625	$131,250	$196,875
	2012	$65,625	$131,250	$196,875
	2013	$131,250	$262,500	$393,750

(1)	The dollar amounts in the table are to be converted into share amounts by dividing the dollar amounts by the fair market value (as determined under the Company’s 2008 Plan) of a share of Company common stock on the date the Compensation Committee takes action to grant the performance units.
(2)	Represents 200% of target for Messrs. Ordan and Neeb and 150% of target for Messrs. Richards and Haddock.

Vesting would accelerate, in whole or in part, upon certain terminations of employment or in a change in control transaction in which the performance units are not assumed or continued.

The awards will be subject to the Company’s recoupment policy dated July 15, 2008 and to the recoupment provisions set forth in each executive officer’s employment agreement.

The performance unit awards are subject to formal action being taken by the Compensation Committee to grant the awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: May 12, 2011	By:	/s/ Mark Ordan
Name: Mark Ordan
Title: Chief Executive Officer